                            SCHEDULE 14A INFORMATION

      AMENDED PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              Boca Research, Inc.
                (Name of Registrant as Specified In Its Charter)

                              Boca Research, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                              BOCA RESEARCH, INC.
                             1377 CLINT MOORE ROAD
                           BOCA RATON, FLORIDA 33487

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 16, 1999

To the Shareholders of
  Boca Research, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Boca Research, Inc. (the "Company") will be held on Monday, August 16, 1999, at 9:00 a.m., Local Time at the Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida, for the following purposes:

     1. To elect nine (9) Directors of the Company to serve until the next Annual Meeting of Shareholders as more fully described in the accompanying Proxy Statement.

     2. To consider and act upon a proposal to approve an amendment to the Boca Research, Inc. 1992 Stock Option Plan to increase the number of shares covered thereby from the fixed number of 1,700,000 to such number as shall always be equal to 26% of the then issued and outstanding Common Stock of the Company.

     3. To consider and act upon a proposal to approve the granting of Management Retention Options by Infomatec Integrated Information Systems AG.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The close of business on June 30, 1999 has been fixed by the Board of Directors as the record date for the determination of the Shareholders entitled to notice of and to vote at the meeting or any adjournments thereof. Shareholders are requested to date, sign and mail the enclosed proxy promptly in the enclosed addressed envelope. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy.

                                            By Order of the Board of Directors,
                                            /s/ Robert W. Federspiel
                                            Robert W. Federspiel, Secretary

Please note that light refreshments will be served at 8:30 a.m.

July   , 1999

                              BOCA RESEARCH, INC.
                             1377 CLINT MOORE ROAD
                           BOCA RATON, FLORIDA 33487

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                                                   July   , 1999

To the Shareholders of
  Boca Research, Inc.:

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boca Research, Inc. (the "Company") from the holders of Company common stock, par value $0.01 per share ("Common Stock"), as of the record date of June 30, 1999 (the "Shareholders") to be used at the Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held at 9:00 a.m., Local Time, on Monday, August 16, 1999, at the Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida. Light refreshments will be served at 8:30 a.m.

     Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Secretary prior to the voting, by delivering a proxy bearing a later date or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by the Company at or prior to the Annual Meeting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof. The giving of the proxy does not affect the right to vote in person should the Shareholder attend the meeting.

     The entire cost of preparing and mailing the proxy material will be borne by the Company. Solicitation of proxies will be made by mail, personally, or by telephone or telegraph, by officers, directors and regular employees of the Company. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the Shareholders and the Company will reimburse such institutions for their out-of-pocket expenses incurred thereby.

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, whether you plan to attend or not, you are urged regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

     The approximate date on which this proxy has been first mailed to
Shareholders is July   , 1999.

     Shares of Common Stock are the only outstanding voting securities of the Company.

     The Board of Directors in accordance with the By-Laws has fixed the close of business on June 30, 1999, as the record date (the "Record Date") for determining the Shareholders entitled to notice of and to vote at the Annual Meeting and adjournments thereof. At the close of business on such date, the
outstanding number of voting securities of the Company was           shares of
Common Stock, each of which is entitled to one vote. All votes will be tabulated by employees of EquiServe, the Company's transfer agent for the Common Stock, who will serve as inspectors of election. Abstentions and broker non-votes are each included in the determination of the number of shares present but are not counted on any matters brought before the meeting.

                               SECURITY OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of Company Common Stock as of the Record Date (i) by each person who is known by the Company to be the beneficial owner of more than 5% of Company Common Stock, (ii) by each director and each Named Executive Officer (as defined elsewhere herein) who beneficially held shares of Company Common Stock as of such date and (iii) by all executive officers and directors of the Company as a group. Except as otherwise noted, each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL        PERCENT
                  NAME OF BENEFICIAL OWNER                        OWNERSHIP          OF CLASS
                  ------------------------                    -----------------      --------
Infomatec Integrated Information Systems AG
  Steinerne Furt 76
  86167 Augsburg, Germany...................................      1,747,965            19.9%
Anthony F. Zalenski(1)......................................        508,957             5.0%
Navroze S. Mehta............................................          6,400               *
Alex S. Oprescu(2)..........................................         21,807               *
Michael A. Reale(3).........................................         72,478               *
Martha A. Ritchason(4)......................................         61,064               *
Larry L. Light(5)...........................................         74,418               *
Blaine E. Davis(6)..........................................         25,000               *
Robert W. Ferguson(7).......................................        225,000             2.1%
H. Ric Luhrs(8).............................................         28,000               *
Joseph M. O'Donnell(9)......................................         23,000               *
Arthur R. Wyatt(12).........................................         50,000               *
All directors and executive officers as a group (11               1,096,124            10.6%
  persons)(11)..............................................

---------------
   * Less than 1%

 (1) Includes 405,258 shares which Mr. Zalenski has the right to acquire within sixty days pursuant to the 1992 Stock Option Plan.

 (2) Includes 21,807 shares which Mr. Oprescu has the right to acquire within sixty days pursuant to the 1992 Stock Option Plan.

 (3) Includes 69,731 shares which Mr. Reale has the right to acquire within sixty days pursuant to the 1992 Stock Option Plan.

 (4) Includes 53,120 shares which Ms. Ritchason has the right to acquire within sixty days pursuant to the 1992 Stock Option Plan.

 (5) Includes 72,746 shares which Mr. Light has the right to acquire within sixty days pursuant to the 1992 Stock Option Plan.

 (6) Includes 25,000 shares which Mr. Davis has the right to acquire within sixty days pursuant to the 1992 Non-Employee Director Stock Option Plan.

 (7) Includes 85,000 shares of common stock owned by a trust of Mr. Ferguson and 140,000 shares of Common Stock which Mr. Ferguson has the right to acquire within sixty days pursuant to the 1992 Non-Employee Director Stock Option Plan and 1996 Non-Employee Director Stock Option Plan.

 (8) Includes 10,000 shares of Common Stock which Mr. Luhrs has the right to acquire within sixty days pursuant to the Company's 1996 Non-Employee Director Stock Option Plan.

 (9) Includes 20,000 shares which Mr. O'Donnell has the right to acquire within sixty days pursuant to the 1996 Non-Employee Director Stock Option Plan.

(10) Includes 20,000 shares of Common Stock which Mr. Wyatt has the right to acquire within sixty days pursuant to the Company's 1996 Non-Employee Director Stock Option Plan.

(11) Includes 839,662 shares which certain individuals have the right to acquire within sixty days pursuant to the Company's Non-Qualified Stock Option Plan, 1992 Stock Option Plan, 1992 Non-Employee Director Stock Option Plan and 1996 Non-Employee Director Stock Option Plan.

1.  ELECTION OF DIRECTORS

     Pursuant to a Stock Purchase Agreement by and between the Company and Infomatec Integrated Information Systems AG ("Infomatec") whereby Infomatec purchased shares of the Company's Common Stock on June 1, 1999 (the "Stock Purchase Agreement"), the Board of Directors has agreed to fix the number of directors at nine (9) for the coming year. At the Annual Meeting, the directors will be elected to hold office until the next Annual Meeting and until their successors are elected and qualified. Pursuant to the Stock Purchase Agreement, the nominees are four individuals designated by Infomatec: Karl Gruns, Edward Will, Gerhard R. Harlos and Alexander Haefele, and five individuals designated by the Board members other than the designees of Infomatec: Blaine E. Davis, Robert W. Ferguson, H. Ric Luhrs, Joseph M. O'Donnell and Arthur R. Wyatt. Each designee has consented to serve if elected. Effective May 28, 1999, Douglas K. Raborn, Gerald W. Stanley and Anthony F. Zalenski resigned from the Board. If any nominee is unable to serve, proxies will be voted for such other candidate as may be nominated by the Board of Directors and within the guidelines of the Stock Purchase Agreement.

Directors will be elected by a plurality of the votes properly cast at the Annual Meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose.

NOMINEES

     The nominees for election as directors, their ages, their positions with the Company, the period during which they have served as directors and their principal occupations and other directorships held by them are set forth below.

     Blaine E. Davis, 63 years old, has been a director of the Company since February 1998. Mr. Davis has served as Vice-Chairman of EastGate Services (Asia) Ltd., an information services provider in China, since 1998. Mr. Davis has been a Senior Partner of Telecom Associates, Ltd., a provider of business development and management and advisory services, since 1995. From 1970 to 1995, Mr. Davis was employed by AT&T Corporation, where he held a variety of senior management positions.

     Robert W. Ferguson, 75 years old, has been a director of the Company since 1993 and has served as Chairman since May 1997. Mr. Ferguson has been President of Robert W. Ferguson and Associates, a consulting and investment firm, since its formation in 1986. Prior thereto, Mr. Ferguson held senior management positions with AT&T Corporation.

     H. Ric Luhrs, 68 years old, has been a director of the Company since June 1998. Mr. Luhrs is the Chairman, President and Chief Executive Officer of the Beistle Co., a manufacturer of paper novelties and party goods, and has served in that capacity since 1960. He is President of the Lakeside Holding Co., Inc. and a Director of Mellon Bank Commonwealth Region. He is the owner of Luhrs Gem Testing Laboratory, Chairman of The Walking Quail Sporting Goods Store and President of A-1 Holding, Inc.

     Joseph M. O'Donnell, 51 years old, has been a director of the Company since September 1996. Since December 1997, Mr. O'Donnell has served as Co-chairman of Artesyn Technologies, Inc. (formerly Computer Products, Inc.), a leading communications power conversion company, from February 1997 to

December 1997, as its Chairman, and, since July 1994, as its Chief Executive Officer and President. From March 1994 to June 1994 and from October 1992 to September 1993, Mr. O'Donnell was Managing Director of O'Donnell Associates, a consulting firm. From October 1993 to February 1994, Mr. O'Donnell served as Chief Executive Officer of Savin Corporation, an office products distributor and, from June 1990 to September 1992, Mr. O'Donnell served as President and Chief Executive Officer of Go/Dan Industries, a manufacturer of automotive parts. Mr. O'Donnell is also a Director of V-Band Corporation, a manufacturer of computer systems.

     Arthur R. Wyatt, 71 years old, has been a director of the Company since May 1997. Mr. Wyatt has been a professor at the University of Illinois since 1992. Mr. Wyatt is a member of the audit committee of the Farm Credit Bank System, a director of First Busey Corporation and a member of the Board of Trustees of the University of Illinois Foundation. Mr. Wyatt has previously served as a member of the Financial Accounting Standards Board and as a member of the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants. Mr. Wyatt was previously a Managing Director of Arthur Andersen & Co.

     Karl Gruns, 51 years old. Mr. Gruns is currently the Chief Financial Officer of Infomatec Integrated Information Systems AG ("Infomatec") and has served in that capacity since 1998. Prior to joining Infomatec, Mr. Gruns, a Certified Public Accountant, operated his own accounting practice in Munich, Germany. Prior to that, Mr. Gruns was employed by KPMG, LLP where he worked for six years.

     Gerhard R. Harlos, 38 years old. Mr. Harlos is currently the Co-Chief Executive Officer of Infomatec, a producer of high-end, innovative e-commerce systems and has served in that capacity since 1988. Mr. Harlos co-founded Infomatec in 1988.

     Alexander Haefele, 38 years old. Mr. Haefele is currently the Co-Chief Executive Officer of Infomatec, a producer of high-end, innovative e-commerce systems and has served in that capacity since 1988. Mr. Haefele co-founded Infomatec in 1988. Prior to that date, Mr. Haefele was employed as chief of software development with NCR Germany.

     Edward Will, 57 years old. Mr. Will is currently the Chairman and Chief Executive Officer of Infomatec AG International Inc. Prior to joining Infomatec AG International Inc., Mr. Will served as Chairman and Chief Executive Officer of Allmonde Investments Ltd., a Hong Kong-based investment banking and consulting company. Mr. Will also serves as a Director of Grandetel Telecommunications, Inc. of Vancouver, British Columbia.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

2.  APPROVAL OF AMENDMENT OF THE BOCA RESEARCH, INC. 1992 STOCK OPTION PLAN

GENERAL.

     The Boca Research, Inc. 1992 Stock Option Plan (the "1992 Plan") was adopted by the Board of Directors and approved by the Company's shareholders on December 22, 1992. The purpose of the 1992 Plan is to attract and retain key employees and consultants of the Company, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. Under the 1992 Plan, incentive stock options may be granted to employees and officers of the Company or any subsidiary and non-qualified stock options may be granted to consultants, employees and officers of the Company or any subsidiary. On May 26, 1996, the 1992 Plan was amended to increase the aggregate number of shares subject to grants thereunder from 1,300,000 to 1,700,000.

PROPOSED AMENDMENT TO THE 1992 PLAN.

     The Board of Directors has adopted an amendment to the 1992 Plan, subject to approval by the shareholders, to increase the aggregate number of shares that may be subject to grants thereunder from the fixed number of 1,700,000 to such number as shall always be equal to twenty-six percent (26%) of the then issued and outstanding Common Stock of the Company in order to ensure that a sufficient number of shares are available for issuance in the future. The Board of Directors has adopted the amendment to the 1992 Plan to further the growth and financial success of the Company by aligning the personal interests of employees (through the ownership of Common Stock) with those of the shareholders of the Company. The Board of Directors believes that the increase in the number of shares that may be subject to option grants under the 1992 Plan will enhance the ability of the Company to attract, retain, compensate and motivate key employees, and that the adoption of the amendment will be important to the future success of the Company. Based on market data developed by its independent compensation consultant, the Company believes that the salary levels of its executive officers are below the median level of the executive salaries for comparably sized companies. The key philosophy in establishing the Company's compensation policy for executive officers is to ensure that compensation is closely tied to performance. Therefore, as described in the Report of the Compensation Committee on page 15, executive officers derive a substantial portion of their compensation from annual bonuses and stock options tied to the Company's performance. The Board of Directors believes that the approval of the amendment to the 1992 Plan is in the best interests of the Company and its shareholders as the stock option program enables the Company to maintain executive base salaries below the median level. Accordingly, the Board recommends a vote in favor of this proposal.

     Set forth below is a summary of the principal provisions of the 1992 Plan, a copy of which may be obtained from the Secretary of the Company upon request. The affirmative vote of the holders of at least a majority of the Common Stock voting in person or by proxy at the meeting will be required for the approval of the amendment to the 1992 Plan.

ADMINISTRATION

     The 1992 Plan is administered by the Compensation Committee of the Board of Directors consisting of two or more members of the Company's Board of Directors, each of whom is a disinterested person as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). The members of the Compensation Committee are appointed by the Board of Directors and the Board may from time to time appoint a member or members of the Compensation Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Compensation Committee however caused. The present members of the Compensation Committee are Mssrs. Ferguson, Luhrs, O'Donnell and Wyatt.

ELIGIBILITY

     Subject to the provisions of the 1992 Plan, the Compensation Committee has the authority to select optionees and to determine the terms of the options granted, including (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option (which in the case of an incentive stock option cannot be less than the fair market value of the Common Stock on the date of grant, or less than 110% of the fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company), (iv) the duration of the option (which in the case of an incentive stock option granted to employees or officers holding 10% or more of the voting stock of the Company cannot be in excess of five years), and (v) the time, manner and form of payment upon exercise of an option. Options designated as non-qualified options may be granted to officers, employees and other individuals engaged to provide services to the Company or any of its subsidiaries. Directors who are not otherwise employees of the Company or a subsidiary are not eligible to be granted options pursuant to the 1992 Plan.

     In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Compensation Committee takes into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of the individual's service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Compensation Committee deems relevant.

TERMS OF OPTIONS

     Options granted under the 1992 Plan are exercisable at such times and during such period as is set forth in the option agreement, but cannot have a term in excess of ten years from the date of grant. The Compensation Committee is entitled to accelerate the date of exercise of any installment of any option, except that without the consent of the optionee, the Compensation Committee shall not accelerate the exercise date of any installment of any incentive stock option if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code"). The option agreement may contain such provisions and conditions as may be determined by the Compensation Committee. The option exercise price for options designated as non-qualified stock options granted under the 1992 Plan is determined by the Compensation Committee. The option exercise price for incentive stock options granted under the 1992 Plan shall be no less than fair market value of the Common Stock of the Company at the time the option is granted. Options granted under the 1992 Plan may provide for the payment of the exercise price by delivery of cash or a check payable to the Company or shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or any combination thereof.

     The right of any optionee to exercise an option granted under the 1992 Plan is not assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution or (solely with respect to non-qualified stock options) pursuant to a qualified domestic relations order, and any such option is exercisable during the lifetime of such optionee only by him or her.

     Generally, an option granted to any employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall terminate on the thirtieth day after the date such optionee ceases to be an employee of the Company or one of its subsidiaries. However, if such termination of employment is because the optionee has become permanently disabled, the option shall terminate on the last day of the sixth month from the date such optionee ceases to be an employee, and in the event of the death of the optionee the option shall terminate on the last day of the twelfth month from the date of death. In no event shall an option be exercisable after the date upon which it expires by its terms.

     An option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries. In the event of the death of any optionee, the option granted to such optionee may be exercised by the estate of such optionee, or by any person or persons who acquired the right to exercise such option by bequest or inheritance or by reason of the death of such optionee.

TERMINATION OR AMENDMENT OF THE 1992 PLAN

     Unless sooner terminated, the 1992 Plan shall terminate on December 22, 2002, ten years from the date upon which the 1992 Plan was adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the 1992 Plan or make such modification or amendment as it deems advisable; provided, however, that the Board of Directors may not, without shareholder approval, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the 1992 Plan or make any other change in the 1992 Plan which requires shareholder approval under applicable law or regulations, including any approval requirement which is a prerequisite for exemptive relief under Section 16 of the 1934 Act. The Compensation Committee may terminate, amend or modify any outstanding option without consent of the option holder, provided, however that, without the consent of the optionee, the Compensation Committee shall not change the number of shares subject to an option, or the exercise price or term thereof.

RECAPITALIZATION; REORGANIZATION; CHANGE OF CONTROL

     The 1992 Plan provides that the number and kind of shares as to which options may be granted thereunder and as to which outstanding options then unexercised shall be exercisable shall be adjusted to prevent dilution in the event of any reorganization or recapitalization (other than as the result of an Acquisition, as such term is hereinafter defined), reclassification, stock subdivision, combination of shares or dividends payable in capital stock. If the Company is to be consolidated with or acquired by another entity in a merger or in a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Compensation Committee or the Board of Directors of any entity assuming the obligations of the Company (the "Successor Board"), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (ii) upon written notice to the optionees, provide that all options must be exercised (to the extent then exercisable) within a specified number of days of the date of such notice, at the end of which period the options shall terminate, or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof.

     Upon liquidation or dissolution of the Company, all options granted under the 1992 Plan shall terminate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT.

3.  MANAGEMENT RETENTION OPTIONS

GENERAL.

     In May, 1999, the Board of Directors approved the terms of the Stock Purchase Agreement which provides for, among other things, a grant of Management Retention Options by Infomatec if such grant is approved by the requisite shareholder vote.

     Pursuant to the Stock Purchase Agreement, Infomatec purchased 1,747,965 newly issued shares, or approximately 19.9% of the Company's currently outstanding Common Stock at a purchase price of $4.58 per share. Under the Stock Purchase Agreement, subject to shareholder approval, Infomatec agreed to grant options to members of existing management to purchase from Infomatec a total of 270,000 shares of the Company's Common Stock pursuant to the terms of the Stock Purchase Agreement.

     All statements set forth in this Amended Proxy Statement relating to the grant of Management Retention Options are qualified in their entirety by reference to the text of the Stock Purchase Agreement which is set forth in
Exhibit 10.20 of the Form 8-K filed with the Commission May 5, 1999.

PARTICIPANTS.

     The holders of the Management Retention Options and the number of shares allocated thereunder are as follows:

                    NAME                         NUMBER OF SHARES
                    ----                         ----------------
Anthony F. Zalenski..........................         95,000
Navroze Mehta................................         45,000
Larry L. Light...............................         45,000
Alex S. Oprescu..............................         45,000
Martha A. Ritchason..........................         20,000
Robert Heinlein..............................         10,000
Debbie Feeney................................          5,000
Dennis Gallinat..............................          5,000

OPERATION OF THE GRANT OF MANAGEMENT RETENTION OPTIONS

     The grant of Management Retention Options to the above-referenced members of management is subject to shareholder approval. The terms of the Management Retention Options are as set forth in the Stock Purchase Agreement. Upon a Change of Control, as defined in the Stock Purchase Agreement, all Management Retention Options outstanding as of the Change of Control which are then not exercisable and vested will become fully exercisable and vested.

FEDERAL INCOME TAX CONSEQUENCES

     The Company has been advised that, based on the present provisions of the Code and the regulations promulgated thereunder, the consequences of the grant, vesting and exercise of the Management Retention Options and the subsequent disposition of stock acquired thereby will be as described below. The following discussion addresses only the general federal income tax consequences of stock options and is not intended as tax advice to any individual. Holders of the Management Retention Options are urged to consult their own tax advisors regarding the impact of federal, state and local taxes, and the federal alternative minimum tax, given their individual situations.

     The Management Retention Options granted by Infomatec to the members of existing management are deemed to have been granted in consideration for services rendered by existing management to the Company. Upon exercise of a Management Retention Option, the shares subject to the option will first be deemed to have been transferred to the Company by Infomatec as a contribution to capital, and the Company will then be treated as having transferred the option shares to the optionee in exchange for the exercise price. Finally, the Company will then be deemed to have distributed the exercise price to Infomatec as a distribution in redemption of stock.

     The Management Retention Options are non-statutory stock options ("NQSO"). Generally, NQSOs have the following tax consequences:

          (a) Generally, an optionee will not recognize any taxable income, and the Company will not be allowed a tax deduction, upon the granting of a NQSO.

          (b) Upon the exercise of a NQSO, the optionee realizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired at the time the NQSO is exercised over the exercise price for such shares.

          (c) Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized by the
                                        8
            employee. Subject to the requirement of reasonableness and the satisfaction of a reporting obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the optionee.

       (d) Upon subsequent disposition of shares acquired upon exercise of a NQSO, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. The difference between the amount realized on the sale and the basis in the shares is treated as long-term or short-term capital gain or loss depending on whether the stock was held for more than one year (long-term) or one year or less (short-term). The subsequent disposition of shares acquired by exercise of a NQSO will not result in any additional tax consequences to the Company.

     Approval of the grant of Management Retention Options requires (assuming a quorum is present) the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented in person or by proxy at the meeting.

BOARD MEETINGS

     The Company's Board of Directors met eighteen (18) times during the year ended December 31, 1998. Each director of the Company attended at least 75% of the aggregate of all board meetings and meetings of committees on which he served.

COMMITTEES

     The Company's Board of Directors has established an Audit Committee (the "Audit Committee") a Compensation Committee (the "Compensation Committee") and a Nominating Committee (the "Nominating Committee"). During the year ended December 31, 1998, the Audit Committee met three (3) times, the Compensation Committee met ten (10) times and the Nominating Committee met one (1) time.

     The functions of the Audit Committee include reviewing the Company's accounting policies, practices and controls and the results of the annual audits of the Company's accounts conducted by the Company's independent auditors and the recommendations of the auditors with respect to accounting systems and controls. The members of the Audit Committee during 1998 were Messrs. Davis, Ferguson, O'Donnell and Wyatt.

     The functions of the Compensation Committee include reviewing and approving the Company's compensation and benefit policies and administering the Company's stock option and purchase plans. The members of the Compensation Committee during 1998 were Messrs. Ferguson, Luhrs, O'Donnell and Wyatt.

     The functions of the Nominating Committee include reviewing and making recommendations with respect to senior management and board positions. The members of the Nominating Committee during 1998 were Messrs. Ferguson, O'Donnell and Price. The Nominating Committee would consider nominees recommended by security holders. No formal procedures are in place for this process.

                             EXECUTIVE COMPENSATION

     The following table sets forth all cash compensation earned by or paid to the Company's Chief Executive Officer, the Company's four most highly compensated executive officers (other than the Chief Executive Officer) who served in such capacities on December 31, 1998 from their positions during 1998 (the "Named Executive Officers") for all services rendered in all capacities to the Company and its subsidiaries for the year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM
                                                                                                COMPENSATION
                                                       ANNUAL                             -------------------------
                                                    COMPENSATION            OTHER
             NAME AND                           --------------------        ANNUAL        OPTIONS/      ALL OTHER
        PRINCIPAL POSITION             YEAR      SALARY      BONUS       COMPENSATION     SARS(1)      COMPENSATION
        ------------------             ----      ------      -----       ------------     --------     ------------
Anthony F. Zalenski................    1998    $330,583       --            --            109,423        4,000(2)
  President and CEO                    1997     357,517       --           $41,538(3)     138,753(4)     4,000(2)
                                       1996     354,862       --            --             50,000        3,750(2)
R. Michael Brewer..................    1998     112,029(5)    --            --              7,067        1,725(2)
  Senior Vice President                1997     172,538       --            --             60,895(4)     4,000(2)
                                       1996     127,293       --            59,510(6)      14,134        3,106(2)
Alex S. Oprescu....................    1998     138,540       --            --             29,807           --
  Vice President/Gen. Manager          1997      87,500(7)    --            --             15,000           --
                                       1996          --       --            --                 --           --
Michael A. Reale...................    1998     154,423       --            --             45,194        3,870(2)
  Senior Vice President of             1997     173,910       --            --             49,911(4)     4,000(2)
  Manufacturing                        1996     129,743       --            --             11,496        2,571(2)

Martha A. Ritchason................    1998     133,943       --             2,354(3)      21,768        3,302(2)
  Vice President of Human Resources    1997     145,387       --             8,307(3)      70,046(4)     3,600(2)
                                       1996     113,567       --            --             29,736        2,654(2)
Larry L. Light.....................    1998     133,017       --            --             22,107        3,021(2)
  Vice President of Engineering        1997     130,868       --             2,596(3)      28,680(4)     3,375(2)
                                       1996     120,139       --            --             10,553        3,000(2)

---------------

(1) Represents shares of Common Stock issuable upon exercise of options granted to the named executive officer under the Company's 1992 Stock Option Plan.

(2) Reflects cash compensation contributed by the Company pursuant to its 401(k) Plan on behalf of the named executive officer.

(3) Represents the payment of accrued and unused vacation to the Named Executive Officer.

(4) Includes the following shares subject to options which were granted in exchange for the cancellation of certain options held by such persons: Mr. Zalenski 38,753; Mr. Brewer 19,895; Mr. Reale 8,911; Ms. Ritchason 47,546; and Mr. Light 8,180.

(5) Mr. Brewer resigned his position as Senior Vice President/CFO on August 14, 1998.

(6) Represents other compensation resulting from the exercise of options under the Company's Non-Qualified Stock Option Plan and 1992 Stock Option Plan.

(7) Reflects compensation paid to Mr. Oprescu beginning on July 1, 1997, the date that his employment with the Company commenced.

GRANTS OF STOCK OPTIONS

     The following table shows with respect to the Named Executive Officers information with respect to options granted under the Company's Stock Option Plans during 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZED
                                          % OF TOTAL                                 VALUE AT ASSUMED
                                           OPTIONS                                 RATES OF STOCK PRICE
                                          GRANTED TO                                 APPRECIATION FOR
                                          EMPLOYEES                                   OPTION TERM(2)
                                OPTIONS   IN FISCAL     EXERCISE     EXPIRATION   ----------------------
             NAME               GRANTED      YEAR       PRICE(1)        DATE         5%           10%
             ----               -------   ----------    --------     ----------      --           ---
Anthony F. Zalenski...........   14,538       2%         $3.9688       03/06/08   $  36,286    $  91,955
                                 80,000       9%          6.6875       07/13/08     336,459      852,652
                                  6,433       1%          3.0600       08/14/08      12,380       31,373
                                  8,452       1%          2.0000       10/01/08      10,631       26,941

R. Michael Brewer(3)..........    7,067       1%          3.9688       03/06/08      17,639       44,700

Alex S. Oprescu...............    4,846       1%          3.9688       03/06/08      12,095       30,652
                                 10,000       1%          5.0000       07/13/08      31,445       79,687
                                  2,144       0%          3.0600       08/14/08       4,126       10,456
                                  2,817       0%          2.0000       10/01/08       3,543        8,979
                                 10,000       1%          2.2813       11/16/08      14,347       36,357

Michael A. Reale..............    7,067       1%          3.9688       03/06/08      17,639       44,700
                                 35,000       4%          4.3750       07/14/08      96,299      244,042
                                  3,127       0%          3.0600       08/14/08       6,018       15,250

Martha A. Ritchason...........    5,815       1%          3.9688       03/06/08      14,514       36,781
                                  2,573       0%          3.0600       08/14/08       4,952       12,548
                                  3,380       0%          2.0000       10/01/08       4,251       10,774
                                 10,000       1%          2.2813       11/16/08      14,347       36,357

Larry L. Light................    5,815       1%          3.9688       03/06/08      14,514       36,781
                                  2,573       0%          3.0600       08/14/08       4,952       12,548
                                  3,719       0%          2.0000       10/01/08       4,678       11,854
                                 10,000       1%          2.2813       11/16/08      14,347       36,357

---------------

(1) The exercise price of the option represented the fair market value of the Common Stock on the date of grant. The options become exercisable in three equal annual installments, commencing on the first anniversary of the date of grant.

(2) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(3) Mr. Brewer resigned his employment with the Company in 1998 and the options granted to Mr. Brewer in 1998 terminated following Mr. Brewer's resignation.

STOCK OPTION EXERCISES AND FISCAL YEAR END STOCK OPTION VALUES

     The following table shows, with respect to the Company's Chief Executive Officer and the other Named Executive Officers named in the Summary Compensation Table (i) the number of shares of Common Stock underlying options exercised during 1998, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and unexercisable options held on December 31, 1998, and (iv) the aggregate dollar value of in-the-money options on December 31, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND OPTION VALUES AT DECEMBER 31, 1998

                                 SHARES                         NUMBER OF               VALUE OF UNEXERCISED
                               ACQUIRED ON    VALUE        UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
            NAME                EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
            ----               -----------   --------   -------------------------   ----------------------------
Anthony F. Zalenski..........     --            --           391,136/107,040               $     9,927/--
R. Michael Brewer(2).........     --            --                     --/--                        --/--
Alex S. Oprescu..............     --            --             9,961/ 34,846                  3,308/8,438
Michael A. Reale.............     --            --            58,396/ 21,029                       203/--
Martha A. Ritchason..........     --            --            39,302/ 65,512                  3,970/8,438
Larry L. Light...............     --            --            65,853/ 34,934                  4,351/8,438

---------------

(1) This represents the excess of the fair market value of the Company's Common Stock of $3.125 per share as of December 31, 1998 over the exercise price of the options.

(2) Mr. Brewer resigned his position as Senior Vice President/CFO on August 14, 1998 and consequently all of the unexercisable options granted to him terminated in 1997 pursuant to the Company's stock option plans.

DIRECTOR COMPENSATION

     Directors of the Company who are not employees of the Company receive an annual fee of $5,000 and $1,000 for each board or committee meeting attended, except that such persons receive $500 for attendance at each committee meeting held on the same day as a board meeting and for participation in each meeting by telephone. The Chairman of the Board of Directors also received an annual fee of $50,000 this past year due to his high level of involvement with the Company. The fee for the Chairman is set annually, may range from $10,000 to $50,000 and will depend on the level of involvement required of the Chairman as the needs of the Company demand. The Chairmen of the Audit Committee (Mr. Wyatt) and Compensation Committee (Mr. Ferguson) also receive an annual fee of $3,000. The directors are entitled to reimbursement of out-of-pocket expenses incurred in connection with attending board or committee meetings. Each non-employee director becomes eligible to be granted options to purchase 10,000 shares of Common Stock upon (i) his or her initial election to the Board of Directors; and
(ii) each meeting date of the Shareholders at which such director is reelected to the Board of Directors. The Chairman of the Board of Directors becomes eligible to be granted options to purchase an additional 5,000 shares of Common Stock (i) his or her initial election to the Board of Directors and (ii) his or her reelection as Chairman. The options vest in full on the date of grant.

EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL AGREEMENTS

     The Company has entered into an Employment Agreement with Anthony F. Zalenski, which provides that for consecutive one-year terms, unless terminated upon 60 days' prior notice by either the Company or Mr. Zalenski, Mr. Zalenski will serve as President and Chief Executive Officer of the Company for an annual base salary of $360,000. During each one-year term, Mr. Zalenski will be entitled to be paid an incentive bonus equal to a percentage of the annual base salary then in effect, subject to achieving such financial targets as the Company's Compensation Committee may determine. In the event that Mr. Zalenski's employment is terminated without cause, Mr. Zalenski is entitled to receive severance pay equal to one year's salary. In the event of a change of control of the Company, the Compensation Committee is required to make appropriate provisions for the continuation of the stock options held by Mr. Zalenski (to the extent such options are not exercisable) by substituting, on an equitable basis, options to purchase similar securities of the entity acquiring or succeeding to the rights of the Company in such change of control.

     The Company entered into an Employment Agreement with Robert W. Ferguson pursuant to which Mr. Ferguson provided certain consulting advice and attended Operations Committee meetings through the second quarter of 1999. Mr. Ferguson's compensation for services provided under this Agreement was an option to purchase an additional 100,000 shares of Company Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during 1998 were Messrs. Ferguson, Luhrs, O'Donnell and Wyatt.

STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph set forth below compares the cumulative total shareholder return on the Common Stock of the Company for the period from the Company's fiscal year ended December 30, 1994 through the Company's fiscal year ended December 31, 1998, with the cumulative total return during the same period on the Nasdaq Stock Market-U.S. Companies Index, the Nasdaq Computer Manufacturers Index and the Nasdaq Non-Financial Stock Index (assuming the investment of $100 in Company Common Stock, the Nasdaq Stock Market-U.S. Companies Index, the Nasdaq Computer Manufacturers Index and the Nasdaq Non-Financial Stock Index on January 1, 1994, and reinvestment of all dividends).

[Performance Graph for Boca Research]

                                        BOCA RESEARCH, INC.        NASDAQ STOCK
                                        -------------------         MARKET (US          NASDAQ COMPUTER          NASDAQ NON-
                                                                    COMPANIES)        MANUFACTURERS STOCKS     FINANCIAL STOCKS
                                                                   ------------       --------------------     ----------------
12/31/93                                       100.0                  100.0                  100.0                  100.0
12/30/94                                       128.6                   97.8                  109.8                   96.2
12/29/95                                       378.6                  138.3                  173.0                  134.0
12/31/96                                       148.2                  170.0                  231.9                  162.8
12/31/97                                        75.0                  208.5                  280.5                  190.9
12/31/98                                        44.6                  293.8                  607.8                  279.8

REPORT OF THE COMPENSATION COMMITTEE

  Overview

     In 1998, the Compensation Committee was composed of four non-management directors, Messrs. Ferguson, Luhrs, O'Donnell and Wyatt. The Committee is responsible for setting the overall policies that govern the Company's executive compensation plan and seeks to provide executive compensation that will attract and retain talented executives.

  Compensation Principles

     The Company's earnings per share (EPS) is the focal point and performance measure for the annual incentive plan. The executive compensation plan is fundamentally a pay for performance program which is designed to stimulate a sense of ownership, to reinforce the importance of teamwork and to provide rewards that are commensurate with the profitability of the Company. In essence, the plan is designed to reinforce the strategic goals of the Company and therefore is critical in promoting long-term shareholder value.

     To meet these objectives, the Company has a compensation program that provides a base salary, an annual cash incentive opportunity and long-term equity based compensation. Employees are eligible to receive the cash incentive and long-term equity based compensation only upon the Company's achievement of a significant increase in EPS growth. In determining executive compensation, the Compensation Committee evaluates both the total compensation package and its individual elements, and considers compensation data developed by independent compensation consultants for companies in the computer manufacturing industry which are the Company's competitors for executive talent.

  Base Salaries

     Base salary levels are targeted at levels sufficient to attract and retain the highest quality executives, only when viewed in conjunction with the other elements of the executive compensation program. The Company will continue in 1999 to link total management pay with company profitability. Increases in compensation will be earned solely on business success through the incentive bonus plan and stock option awards plan. Adjustments to base salaries will be made only by exception to eliminate pay inequities.

  Annual Incentives -- Cash Bonuses

     All senior executives of the Company are eligible to participate in the annual incentive bonus plan. This plan is designed to recognize and reward senior executives for their contributions to the overall growth and profitability of the Company. The plan offers a downside since bonuses are not normally paid if the Company does not achieve the significant increase in EPS growth required by the plan. The total compensation for each member of the executive team, if the targets are not met, is then limited to the base salary. Under this plan, members of senior management are eligible to earn significant rewards, but only as the Company becomes increasingly profitable.

     The plan is designed to offer higher than average rewards but only for considerably better than average performance which results in a significant increase in EPS growth. The executives have a predetermined payout as a percentage of base salary if certain levels of EPS are achieved. If the Company's actual EPS is below a threshold level, then awards, if any, may only be granted at the sole discretion of the Compensation Committee. Once the threshold level of performance is achieved, awards are earned up to a maximum amount. The actual payout will be determined by the Chief Executive Officer, in conjunction with the Compensation Committee, based on each executive's actual performance. However, the individual executive will not have his or her eligible incentive reduced to less than 50 percent of the award earned based on the level of EPS achievement.

     In light of the Company's financial results in 1998, no bonuses were paid to the Company's senior management since the Company did not achieve the EPS targets established under the annual incentive bonus plan.

  Long-term Equity Compensation -- Stock Options

     The Company adopted the 1992 Stock Option Plan to attract, retain and incentivize eligible key employees by encouraging and enabling them to obtain an equity interest in the Company, thereby aligning their interest with the long-term interest of the Company and its shareholders. The Stock Option Plan is a vehicle for recognizing the key influence that today's planning and strategic decision-making has on future profitability. The Compensation Committee supports the granting of stock options as a significant proportion of the compensation opportunity available to executives under the Company's compensation program.

     Stock options are generally granted at prices equal to the fair market value of the Common Stock on the date of grant. Therefore, any gain from the exercise of stock options will occur only when the price of the Company Common Stock increases above the option grant price, which in turn reflects the creation of shareholder value. In 1998, the Compensation Committee granted stock options to the Named Executive Officers as outlined in the Summary Compensation Schedule.

  Compensation -- Chief Executive Officer

     The Compensation Committee considers competitive marketplace compensation data paid to executives by other companies in setting the compensation of Mr. Zalenski. The Compensation Committee's annual objective in setting Mr. Zalenski's base salary is that it be close to the median of salaries paid to chief executive officers in peer companies and other high technology companies of approximately the same size as the Company. The annual incentive plan is designed to permit Mr. Zalenski, in a similar fashion to other executive officers, to earn substantial cash incentives, but only if targeted EPS goals are achieved. The Compensation Committee determines the performance objectives, specifically defining the significant EPS growth required and set forth in the annual incentive bonus plan, as described herein. Finally, the Compensation Committee believes that stock options are a significant part of Mr. Zalenski's compensation package and has made grants of stock options to him to emphasize the importance of long-term shareholder value. In 1998, Mr. Zalenski was paid a base salary of $330,583. In addition Mr. Zalenski was granted options to purchase 14,538 shares of Common Stock at an exercise price of $3.9688; 80,000 shares of Common Stock at an exercise price of 6.6875; 6,433 shares of Common Stock at an exercise price of $3.0600; and 8,452 options at an exercise price of $2.000; in each case the fair market value of the stock on the date of the grant.

                                            COMPENSATION COMMITTEE

                                            Robert W. Ferguson
                                            H. Ric Luhrs
                                            Joseph M. O'Donnell
                                            Arthur R. Wyatt

                      COMPLIANCE WITH SECTION 16(a) OF THE
                  SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the United States Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to the Company's directors, executive officers and greater than ten percent beneficial owners were complied with.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected the firm of Deloitte & Touche LLP as the independent public accountants for the Company for the year ended December 31, 1999. Deloitte & Touche LLP has acted in this capacity since 1991. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting for the purpose of making a statement if he so desires and to respond to appropriate questions.

                             SHAREHOLDERS PROPOSALS

     For the 2000 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company not later than December 15, 1999.

                                 OTHER MATTERS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is that which is set forth herein. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy Card to vote proxies on such matters in accordance with their judgment.

                                            By Order of the Board of Directors

                                            Robert W. Federspiel, Secretary

Boca Raton, Florida
July   , 1999

                                                                     BRESH-PS-99

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

---------------------
 BOCA RESEARCH, INC.
---------------------
                                                            1. Election of Directors.         FOR ALL      WITH-    FOR ALL
                                                                                              NOMINEES     HOLD     EXCEPT
Mark box at right if an address change or comment  [ ]
has been noted on the reverse side of this card                BLAINE E. DAVIS
                                                               KARL GRUNS                      [ ]         [ ]      [ ]
                                                               ROBERT W. FERGUSON
                                                               H. RIC LUHRS
                                                               JOSEPH M. O'DONNELL
                                                               EDWARD WILL
                                                               ARTHUR R. WYATT
                                                               GERHARD R. HARLOS
                                                               ALEXANDER HAEFELE

CONTROL NUMBER:                                                NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR
RECORD DATE SHARES:                                            NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE
                                                               NAME(S) OF THE NOMINEE(S). YOUR SHARES WILL BE VOTED FOR THE
                                                               REMAINING NOMINEE(S).

                                                            2. Proposal to amend the 1992 Stock Option      FOR    AGAINST   ABSTAIN
                                                               Plan                                         [ ]      [ ]       [ ]

                                                            3. Proposal to approve grant of Management      FOR    AGAINST   ABSTAIN
                                                               Retention Options                            [ ]      [ ]       [ ]

                                                            4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

                                               --------        Receipt is hereby acknowledged of the Notice of Annual Meeting of
Please be sure to sign and date this Proxy.    Date            Shareholders and the Proxy Statement and Annual Report furnished
---------------------------------------------                  therewith.

--Shareholder sign here---Co-owner sign here-

DETACH CARD                                                         DETACH CARD

                              BOCA RESEARCH, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot which is discussed in detail in the enclosed proxy material.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, August 16, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Boca Research, Inc.

                              BOCA RESEARCH, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 16, 1999

The undersigned hereby appoints Anthony F. Zalenski and Robert W. Federspiel, or either of them, with power of substitution, Proxies to vote at the Boca Research, Inc. Annual Meeting of Shareholders on August 16, 1999, and any adjournments or postponements thereof, all shares of Common Stock of Boca Research, Inc. that the undersigned is entitled to vote at such meeting on matters which may come before the Annual Meeting in accordance with and as more fully described in the Notice of Annual Meeting of Shareholders and the Proxy Statement.

THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH YOUR DIRECTIONS ON THIS CARD. IF YOU DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXIES WILL VOTE YOUR SHARES FOR THE PROPOSAL ON THE REVERSE SIDE.


   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                    ENVELOPE

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?












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